Intl Value

Amendment to Amended and Restated Bylaws dated as of April 22,
2016. Incorporated by reference to Post-Effective Amendment No.
236 to the Registrants Registration Statement filed on June 27,
2016.

Sub-Management Contract between Putnam Investment Management, LLC and Putnam
Investments Limited dated February 27, 2014; Schedule A amended as of March 24, 2016
Incorporated by reference to Post-Effective Amendment No. 232 to the Registrants Registration
Statement filed on March 29, 2016.